UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2024

TERRA PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-40496	81-0963486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West 28th Street, 12th Floor

New York New York 10001

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.00% Notes due 2026	TPTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 – Entry into a Material Definitive Agreement

Western Alliance Bank Revolving Line of Credit

On June 26, 2024, Terra Property Trust, Inc., a Maryland corporation (the “Company”), entered into that certain Sixth Amendment to Loan Documents (“Sixth Amendment”), between the Company and Terra Mortgage Portfolio II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, on the one hand, and Western Alliance Bank, an Arizona Corporation (“WAB”), on the other hand, pursuant to which, among other things, the facility agreement governing the revolving line of credit with WAB was amended to extend the maturity date of the facility agreement to December 31, 2024, eliminate the ability to make additional revolving borrowings under the facility agreement, decrease the minimum net worth covenant of the Company for future quarterly measurement dates, introduce a minimum liquidity covenant of the Company, establish an interest reserve account and remove the minimum profitability and maximum global leverage covenants of the Company

The description above is only a summary of the material provisions of the Sixth Amendment and is qualified in its entirety by reference to a copy of such document which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2024.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date: June 28, 2024	By:	/s/ Gregory Pinkus
	Name:	Gregory Pinkus
	Title:	Chief Financial Officer